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                                                                   EXHIBIT 3.176

                              TSI CHEVY CHASE, INC.

                                     BY-LAWS

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of the Corporation in charge thereof.

                  SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such place, either within or without the State of Delaware, and at such time and date within thirteen months after the preceding annual meeting, as the chairman, the president, or the board of directors shall determine.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may be held at such time

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and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings of stockholders may be called by the president or secretary or by resolution of the board of directors.

                  SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the certificate of incorporation and in accordance with the provisions of these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted more than three years after its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as may be otherwise provided by the certificate of incorporation or by the General Corporation Law of the State of Delaware.

                  SECTION 4. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to any meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The

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list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 5. QUORUM. Except as otherwise required by law, by the certificate of incorporation or by these by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present or represented. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

                  SECTION 6. NOTICE OF MEETING. Written notice, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the

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meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

                  SECTION 7. STOCKHOLDER ACTION WITHOUT MEETING. Any action required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. NUMBER AND TERM; QUALIFICATIONS. The number of directors which shall constitute the whole board of directors shall be not less than one nor more than nine as fixed from time to time by resolution of the board of directors or by the stockholders at an annual or special meeting; provided, that no decrease in the number of directors shall shorten the term of any incumbent director. The directors shall be elected at the annual meeting of the stockholders, except that any vacancy may be filled as provided in Section 3 of this Article III of these by-laws. Each director shall hold office for a term expiring at the annual meeting of stockholders next succeeding his election or until his successor is elected and has qualified or until his earlier resignation, removal or other vacation of office. A director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware.

                  SECTION 2. RESIGNATIONS. Any director or member of a committee may resign at any time upon written notice to the Corporation. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

                  SECTION 3. VACANCIES. If the office of any director or member of a committee becomes vacant, or if any new

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directorship is created by an increase in the number of directors, the remaining directors in office, though less than a quorum, by a majority vote, or the sole remaining director may appoint any qualified person to fill such vacancy, and such person shall hold office for the unexpired term and until his successor is elected and has qualified or until his earlier displacement from office.

                  SECTION 4. REMOVAL. Any director may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal or at any subsequent meeting of stockholders, by a majority vote of the stockholders entitled to vote and present or represented at such meeting.

                  SECTION 5. POWERS. The board of directors shall exercise all of the powers of the Corporation except such as are by law, by the certificate of incorporation or by these by-laws conferred upon or reserved to the stockholders.

                  SECTION 6. COMMITTEES. The board of directors may, by resolution or resolutions adopted by a majority of the members of the whole board of directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or

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disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation (with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law of the State of Delaware), and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                  SECTION 7. MEETINGS.

                  (a) Annual Meetings. The directors elected at each annual meeting of stockholders shall hold their first meeting immediately thereafter, if a quorum be present, or as soon as conveniently possible at a time and place fixed by notice of meeting or by consent in writing of all the directors.

                  (b) Regular Meetings. Regular meetings of the board of directors may be held without notice at such places and times as shall from time to time be fixed in advance by resolution of the board of directors.

                  (c) Special Meetings. Special meetings of the board of directors may be called by the president and, at the written

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request of any director, by the secretary, and shall be held at such time and place as may be determined by the board of directors, or as shall be stated in the notice of the meeting.

                  SECTION 8. QUORUM. Unless there is a board of one director, one-third of the total number of directors (but in no case fewer than two directors) shall constitute a quorum for the transaction of business. If at any meeting of the board of directors less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                  SECTION 9. VOTING. The vote of a majority of the directors present at any meeting at which a quorum is present, and the vote of a majority of the entire membership of a committee of the board of directors shall be the act of such board of such committee, except as may be otherwise specifically provided by statute or by these by-laws. Members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment whereby all participants can hear each other, such participation constituting presence in person at such meeting.

                  SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board of directors a

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fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

                  SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. OFFICERS. The officers of the Corporation shall be a president, a treasurer and a secretary. In addition, the board of directors may elect a chairman of the board of directors, one or more executive vice presidents and one or more other vice presidents. None of the officers except the chairman of the board of directors need be a director. Officers shall be elected at the first meeting of the board of directors after each annual meeting of stockholders and shall hold office until their successors are elected and qualified or until earlier resignation or removal. More than two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Any officer may (subject

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to contractual commitments with the Corporation) resign at any time upon written notice to the Corporation, and vacancies shall be filled by election at the next meeting of the board of directors. Any officer may be removed from office with or without cause at any time by the board of directors (but without prejudice to the contractual rights, if any, of such officer with the Corporation).

                  SECTION 2. OTHER OFFICERS AND AGENTS. The board of directors may elect or may delegate to the president authority to appoint one or more assistant vice presidents, assistant treasurers, assistant secretaries and such other officers and agents as may be advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors, or by the president in the cases in which he shall have made the appointment.

                  SECTION 3. CHAIRMAN. The chairman of the board of directors, if one is elected, shall preside at all meetings of the board of directors at which he is present and shall have such powers and shall have and perform such other duties as from time to time may be assigned to him by the board of directors and as further provided in Section 4 of these by-laws.

                  SECTION 4. PRESIDENT. The president shall be the chief executive officer of the Corporation, unless a chairman of the board is elected as chief executive officer, in which case the president shall be the chief operating officer of the

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Corporation. The president, and the chairman of the board, if one is elected, shall have the general powers and duties of supervision and management vested in the office of president of a corporation. The president shall preside at all meetings of stockholders at which he is present, unless a chairman of the board is elected and is present, in which case the chairman shall preside at such meetings. The president shall have general supervision, direction and control of the business of the Corporation, unless a chairman of the board is elected, in which case the chairman shall have such general supervision, direction and control in lieu of the president, and the president shall have supervision, direction and control over the day-to-day affairs of the Corporation, unless otherwise provided by the board of directors. Except as the board of directors shall authorize the execution thereof in some other manner, the president, and the chairman of the board, if one is elected, shall have the power to singly execute bonds, mortgages and other contracts on behalf of the Corporation and shall cause the seal of the Corporation to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the secretary or the treasurer or an assistant secretary or an assistant treasurer.

                  SECTION 5. VICE PRESIDENT. Each vice president shall have such powers and shall have and perform such duties as from time to time may be assigned to him by the board of directors.

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                  SECTION 6. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all money and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors or by the president, taking proper vouchers for such disbursements. He shall render to the president and board of directors at the regular meetings of the board of directors, or whenever requested, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board of directors shall prescribe.

                  SECTION 7. SECRETARY. The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the president, or by the directors, or by the stockholders, upon whose requisition the meeting is called as provided in these by-laws. He shall record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose, and shall perform such other duties as may

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be assigned to him by the board of directors or by the president. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or by the president, and shall attest the same.

                                    ARTICLE V

                                  CAPITAL STOCK

                  SECTION 1. CERTIFICATES OF STOCK. Certificates of capital stock, numbered and with the seal of the Corporation affixed, signed by the chairman of the board of directors, the president or a vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, shall be issued to each stockholder certifying the number of shares of the Corporation's capital stock owned by him. When such certificates are countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

                  SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, and alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of any lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or

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destruction of such certificate, or the issuance of any such new certificate.

                  SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock transfer books and ledgers, or to such other person as the board of directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

                  SECTION 4. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor fewer than ten days before the date of such meeting, nor more than sixty days before any other action. A determination of stockholders of record entitled to

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notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                  SECTION 5. DIVIDENDS. Subject to the provisions of the certificate of incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time in its discretion may deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the board of directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

         The corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against

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expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, and (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under Section 145 of the General Corporation Law of the State of Delaware or the indemnification provisions of any successor statute. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                   ARTICLE VII

                                     GENERAL

                  SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, DELAWARE". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                  SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the board of directors.

                  SECTION 3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the board of directors.

                  SECTION 4. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given (a) orally or in any other manner to directors in sufficient time to permit their convenient assembly and (b) in writing by cable, telex, facsimile transmission or mail to stockholders. Depositing such notice in the United States mails, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, shall be deemed to give notice on the

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day of such mailing. Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting shall constitute a waiver of notice, except attendance for the purpose of objecting to the convening of the meeting, when objection is expressed at the beginning of the meeting.

                                  ARTICLE VIII

                                   AMENDMENTS

         These by-laws may be altered or repealed and by-laws may be made at any annual meeting of stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal or of the by-laws to be made is contained in the notice of such special meeting, by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board of directors, or at any special meeting of the board of directors if notice of the proposed alteration or repeal or of the by-laws to be made is contained in the notice of such special meeting.

Date: May 9, 2001

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